As filed with the Securities and Exchange Commission on September 10, 2021

Registration No. 333-238108

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Post-Effective Amendment No. 1

to

Form F-10

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DENISON MINES CORP.

(Exact Name of Registrant as Specified In Its Charter)

Not applicable
(Translation of Registrant’s Name Into English (if Applicable))

Ontario, Canada	1090	98-0622284
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if Applicable))	(I.R.S. Employer Identification Number (if Applicable))

1100-40 University Avenue

Toronto Ontario, M5J 1T1 Canada

Telephone: (416) 979-1991

(Address and Telephone Number of Registrant’s Principal Executive Offices)

C T Corporation System

28 Liberty Street

New York, New York 10005

Telephone: (212) 894-8940
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code)
of Agent For Service in the United States)

 Copies to:

Trisha Robertson Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Three Bentall Centre Vancouver, British Columbia V7X 1L3 Canada Telephone: (604) 631-3320	Amanda Willett Denison Mines Corp. 1100-40 University Avenue Toronto Ontario, M5J 1T1 Canada Telephone: (416) 979-1991	Shona C. Smith Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 100 SW Main Street, Suite 1000 Portland, Oregon 97204 Telephone: (503) 290-2335

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal Jurisdiction Regulating This Offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

DEREGISTRATION OF SECURITIES

On May 8, 2020, Denison Mines Corp. (the “Registrant”) filed a registration statement on Form F-10 (File No. 333-238108), as amended on May 27, 2020 and June 2, 2020 (the “Registration Statement”), registering the sale by the Registrant from time to time of up to an aggregate Cdn.$175,000,000 of common shares, subscription receipts, units, debt securities, share purchase contracts and warrants.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrant as of the date that this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 10th day of September, 2021.

DENISON MINES CORP.

By:	/s/ David Cates
Name:	David Cates
Title:	President and Chief Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities indicated on September 10th, 2021.

Signature		Title

/s/ David Cates		President, Chief Executive Officer and Director
David Cates		(principal executive officer)

/s/ Gabriel (Mac) McDonald		Executive Vice President and Chief Financial Officer
Gabriel (Mac) McDonald		(principal financial and accounting officer)

*		Chair of the Board
Ron F. Hochstein

*		Director
W. Robert Dengler

*		Director
Brian D. Edgar

*		Director
Jun Gon Kim

Director
David Neuburger

Director
Jennifer Traub

*		Director
Patricia M. Volker

*By:	/s/ David Cates
Name: Title:	David Cates Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this post-effective amendment to the Registration Statement, solely in the capacity of the duly authorized representative of Denison Mines Corp. in the United States, on the 10th day of September, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director